UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 21, 2006

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32837 (Commission File Number)	75-2749762 (I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas (Address of principal executive offices)		75001 (Zip code)
Registrant’s telephone number, including area code: (972) 713-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
     On February 21, 2006, USP Domestic Holdings, Inc. (“Borrower”), a wholly-owned subsidiary of the Registrant, entered into a Credit Agreement (the “Credit Agreement”), among Borrower, the lenders from time to time party thereto and SunTrust Bank, as administrative agent. The Credit Agreement provides for aggregate borrowings of $200 million, and matures in five years. Borrowings under the Credit Agreement bear interest at LIBOR plus an applicable margin between 1.0% and 2.25%, and are secured by a pledge of the stock held in the Registrant’s wholly-owned domestic subsidiaries. The Credit Agreement contains customary representations, warranties and covenants.
     The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.

(b)	Exhibits.

	10.1	Credit Agreement, dated as of February 21, 2006, among USP Domestic Holdings, Inc., the lenders from time to time party thereto and SunTrust Bank.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

	By:	/s/ Mark A. Kopser

Mark A. Kopser
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer and duly
authorized
to sign this report on behalf of the
Registrant)

Date: February 21, 2006

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Credit Agreement, dated as of February 21, 2006, among USP Domestic Holdings, Inc., the lenders from time to time party thereto and SunTrust Bank.